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                                                              EXHIBIT 99(d)(1)

                              JOINT FILING AGREEMENT

     In accordance with Rule 13d-l(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $1.00 per share, of Market Facts, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, hereby execute this Agreement this 27th day of May, 1999.

                                       AEGIS GROUP PLC

                                       By: /s/ ELEONORE SAUERWEIN
                                           -----------------------
                                           Name:  Eleonore Sauerwein
                                           Title: Group Legal Director



                                       AEGIS ACQUISITION CORP.

                                       By: /s/ ELEONORE SAUERWEIN
                                           -----------------------
                                           Name:  Eleonore Sauerwein
                                           Title: Vice President